                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          TRANSWORLD HEALTHCARE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ---------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ---------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
        ---------------------------------------------------------------------

    (5) Total fee paid:
        ---------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ---------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
        ---------------------------------------------------------------------

    (3) Filing Party:
        ---------------------------------------------------------------------

    (4) Date Filed:
        ---------------------------------------------------------------------

                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  MAY 14, 1998

                            ------------------------


To the Shareholders of
 TRANSWORLD HEALTHCARE, INC.:

   NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of shareholders of Transworld Healthcare, Inc. (the "Company") will be held at 51 Terminal Avenue, Clark, New Jersey 07066, on May 14, 1998, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

      I. To elect five directors to serve for a term of one year and until their respective successors are duly elected and qualified.

      II. To ratify and approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") for which options may be granted under such Plan by one percent of the number of shares of Common Stock outstanding as of the first day of each fiscal year.

      III. To ratify the appointment by the Company's Board of Directors of Coopers & Lybrand L.L.P., as independent accountants of the Company for the fiscal year ending September 30, 1998.

      IV. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

   The accompanying Proxy Statement forms a part of this Notice.

   The Board of Directors has fixed the close of business on April 14, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

   A copy of the Company's Transition Report on Form 10-K for the eleven month period ended September 30, 1997 is enclosed.

   YOU ARE EARNESTLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors

                                          /s/ GREGORY E. MARSELLA

                                            Gregory E. Marsella
                                                   Secretary

April 20, 1998

                 YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                 PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                      PROXY AND MAIL IT PROMPTLY IN THE
                          ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
INTRODUCTION .....................................................................     1
 Annual Meeting Matters...........................................................     1
 General .........................................................................     1
VOTING RIGHTS AND VOTING SECURITIES ..............................................     2
 Voting at the Annual Meeting ....................................................     2
 Security Ownership of Certain Beneficial Owners and Management ..................     2
 Compliance With Section 16(a) of the Securities Exchange Act of 1934 ............     3
PROPOSAL I: ELECTION OF DIRECTORS ................................................     4
 Required Affirmative Vote .......................................................     4
 Directors and Officers of the Company ...........................................     4
 Meetings of the Board of Directors ..............................................     6
 Board Committees ................................................................     7
 Executive Compensation ..........................................................     8
 Summary Compensation Table ......................................................     8
 Option Grants in the Eleven Month Period ........................................     9
 Aggregate Option Exercises during the Eleven Month Period and the Eleven Month
  Period--End Option Values ......................................................     9
 Employment Agreements; Termination of Employment and Change-in-Control
  Arrangements ...................................................................     9
 Compensation Committee Interlocks and Insider Participation .....................    10
 Stock Option Plans ..............................................................    10
 Indemnification .................................................................    11
 Executive Bonus Plan ............................................................    11
 Compensation Committee Report ...................................................    12
 Report of the Compensation Committee on Repricing of Options ....................    14
 Repricing of Options ............................................................    14
 Ten-Year Option Repricings ......................................................    14
 Comparative Performance of the Company ..........................................    15
 Performance Graph ...............................................................    15
 Certain Relationships and Related Transactions ..................................    16
PROPOSAL II: RATIFICATION AND APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN.    17
 The 1992 Option Plan ............................................................    17
 Certain Federal Income Tax Consequences .........................................    18
 Incentive Options ...............................................................    18
 Non-Qualified Options ...........................................................    19
 Deduction by the Company ........................................................    19
 Required Affirmative Vote .......................................................    20
PROPOSAL III: RATIFICATION OF INDEPENDENT AUDITORS ...............................    20
 Required Affirmative Vote .......................................................    20
1998 SHAREHOLDER PROPOSALS .......................................................    20
OTHER MATTERS ....................................................................    20
SOLICITATION OF PROXIES ..........................................................    20
ADDITIONAL INFORMATION ...........................................................    21

                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

                            ------------------------

                                  INTRODUCTION

   This Proxy Statement and the accompanying proxy are being furnished to shareholders of Transworld Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Shareholders to be held at 51 Terminal Avenue, Clark, New Jersey 07066, on May 14, 1998, at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the accompanying proxy, together with a copy of the Transition Report of the Company on Form 10-K for the eleven month period ended September 30, 1997 (the "Eleven Month Period"), including the financial statements contained therein, are first being mailed or delivered to shareholders of the Company on or about April 20, 1998.

ANNUAL MEETING MATTERS

   At the Annual Meeting, shareholders of the Company as of the close of business on April 14, 1998 (the "Record Date") will consider and vote upon the following: (i) Proposal I for the election of five directors to serve for a term of one year and until their respective successors are duly elected and qualified; (ii) Proposal II for the ratification and adoption of an amendment to the Company's 1992 Stock Option Plan (the "1992 Option Plan") to increase the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") for which options may be granted by one percent of the number of shares of Common Stock outstanding as of the first day of each fiscal year; and (iii) Proposal III for the ratification of the appointment by the Company's Board of Directors of Coopers & Lybrand L.L.P., as independent accountants of the Company for the fiscal year ending September 30, 1998.

   APPROVAL OF PROPOSAL I TO ELECT FIVE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

   APPROVAL OF PROPOSAL II TO AMEND THE 1992 OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.

   APPROVAL OF PROPOSAL III TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998 REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

GENERAL

   The enclosed proxy provides that each shareholder may specify that his or her shares be voted "for," "against" or "abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals.

   Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda. Such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy.

   Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

   Representatives of Coopers & Lybrand L.L.P., independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders which they deem appropriate.

   Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

   The Board of Directors has fixed the close of business on April 14, 1998 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had 16,372,781 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each shareholder of Common Stock will be entitled to one vote per share, either in person or by proxy, on each matter presented to the shareholders of the Company at the Annual Meeting. The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal I. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve Proposal II. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal III.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of the Record Date, by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each of the "named executive officers" as defined under the rules and regulations of the Securities Act of 1933, as amended, except as otherwise indicated in the table; and (iv) all directors and executive officers of the Company as a group (9 persons).

                                                                  NUMBER OF SHARES
                                                                    BENEFICIALLY        PERCENTAGE
                               NAME                                     OWNED       BENEFICIALLY OWNED
----------------------------------------------------------------- ----------------  ------------------
Timothy M. Aitken(1) ............................................       233,333             1.4%
Michael G. Scorey ...............................................            --              --
Wayne A. Palladino(2) ...........................................        94,190              *
Lewis S. Ranieri(3) .............................................    12,415,333            64.1%
Scott A. Shay(3) ................................................    12,415,333            64.1%
Hyperion Partners II L.P.(4) ....................................    12,415,333            64.1%
Hyperion TW Fund L.P.(5) ........................................    12,415,333            64.1%
Jeffrey S. Peris**...............................................            --              --
All executive officers and directors as a group
 (9 persons)(3)(6)...............................................    12,851,562            65.3%

------------
 *     Less than one percent.
**     Director Nominee.
   The above table does not include any shares of Common Stock which may be beneficially owned by Robert W. Fine, Michael P. Garippa and H. Gene Berger, who resigned as President and Chief Operating Officer, Vice President and Executive Vice President of the Company, respectively, on January 5, 1998, June 27, 1997 and October 31, 1997, respectively. See "Executive Compensation -- Summary Compensation Table."
(1) Includes 233,333 shares subject to options exercisable within 60 days from the Record Date.
(2) Includes 5,000 shares subject to options exercisable within 60 days from the Record Date.
(3) Includes 5,298,877 shares of Common Stock and 3,000,000 shares of Common Stock underlying the warrants (the "Warrants") acquired pursuant to the HPII Purchase Agreement (as defined herein) which Hyperion Partners II L.P. ("HPII") has purchased and 4,116,456 shares of Common Stock which the Hyperion TW Fund L.P. (the "Fund") (each of which are affiliates of Messrs. Ranieri and Shay) has purchased and as to which Messrs. Ranieri and Shay disclaim beneficial ownership. The business address of Messrs. Ranieri and Shay is 50 Charles Lindbergh Parkway, Uniondale, New York 11553. Excludes any shares of Common Stock included in the Payable Shares (as defined herein). See "Certain Relationships and Related Transactions -- Transactions with Principal Shareholders."
(4) Includes 4,116,456 shares of Common Stock which the Fund (an affiliate of HPII) has purchased and as to which HPII disclaims beneficial ownership and 3,000,000 shares subject to Warrants exercisable within 60 days from the Record Date. The address of HPII is 50 Charles Lindbergh Parkway, Uniondale, New York 11553. Excludes any shares of Common Stock included in the Payable Shares. See "Certain Relationships and Related Transactions -- Transactions with Principal Shareholders."
(5) Includes 5,298,877 shares of Common Stock and 3,000,000 shares subject to the Warrants which HPII (an affiliate of the Fund) has purchased and as to which the Fund disclaims beneficial ownership. The address of the Fund is 50 Charles Lindbergh Parkway, Uniondale, New York 11553.
(6) Includes all shares held by Messrs. Aitken, Scorey, Palladino, Ranieri, Shay, Peris and three other executive officers, and those shares subject to options held by such individuals exercisable within 60 days from the Record Date.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and shareholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of
Section 16 reports received by the Company from Reporting Persons during the Eleven Month Period, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis other than (i) Robert W. Fine, the former President and Chief Operating Officer of the Company, who filed a Form 4 late with respect to one transaction that occurred in March 1997, (ii) Sarah L. Eames, the Executive Vice President, Business Development and Marketing of the Company, who failed to timely file her Form 3, (iii) Wayne
A. Palladino, the Senior Vice President and Chief Financial Officer of the Company, who filed two Form 4s late with respect to eleven transactions that occurred in November 1996 and one transaction that occurred in August 1997,
(iv) Kevin M. Buhrman, a Vice President of the Company, who filed a Form 4 late with respect to one transaction that occurred in October 1995, (v) Richard A. Yoken, a former Director of the Company, who filed a Form 4 late with respect to one transaction that occurred in March 1997, and (vi) Michael
P. Garippa, a former Vice President of the Company, who filed a Form 4 late with respect to one transaction that occurred in May 1997.

                       PROPOSAL I: ELECTION OF DIRECTORS

   At the Annual Meeting, five directors are to be elected to serve for a term of one year and until their respective successors are duly elected and qualified. Other than Jeffrey S. Peris all of the nominees are currently members of the Board of Directors.

   The persons named in the enclosed proxy intend to vote for the election of the Company's nominees, who are listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

REQUIRED AFFIRMATIVE VOTE

   Approval of Proposal I to elect five directors requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

DIRECTORS AND OFFICERS OF THE COMPANY

   The following table sets forth certain information concerning the Company's directors and officers including the nominees for the Board of
Directors:

         NAME          AGE          POSITIONS WITH THE COMPANY
--------------------- ----- -----------------------------------------
Timothy M. Aitken* ..   53  Chairman of the Board, President and
                            Chief Executive Officer
Sarah L. Eames.......   39  Executive Vice President, Business
                            Development and Marketing
Wayne A. Palladino ..   39  Senior Vice President and Chief Financial
                            Officer
Gregory E. Marsella     35  Vice President, General Counsel and
                            Secretary
Kevin M. Buhrman  ...   46  Vice President
Lewis S. Ranieri*  ..   51  Director
Scott A. Shay* ......   40  Director
Michael G. Scorey* ..   53  Director
Jeffrey S. Peris* ...   52  Director Nominee

------------
*     Indicates nominee for Director.

   Certain biographical information regarding each director, officer and director nominee of the Company is set forth below:

   Timothy M. Aitken has served as Chairman of the Board and Chief Executive Officer of the Company since January 15, 1997 and as President since January 1998. Prior to joining the Company, Mr. Aitken served as an independent consultant to the health care industry from November 1995 until January 1997. From June 1995 until November 1995, Mr. Aitken served as the vice chairman and president of Apria Healthcare Group, Inc., a California based home health care company. Since September 1995, he has also served as chairman of the board of Omnicare plc, a publicly listed home respiratory company in the United Kingdom, which was acquired by the Company in 1997. From 1990 until June 1995, Mr. Aitken served as chairman of the board, president and chief executive officer of Abbey Healthcare Group Inc., a California based home health care company.

   Sarah L. Eames has served as Executive Vice President, Business Development and Marketing of the Company since June 1997. Prior to joining the Company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 to 1997. From June 1995 until November 1995, Ms. Eames served as Vice President, Marketing for Apria Healthcare Group, Inc. From 1980 until June 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor company of Apria Healthcare Group, Inc.

   Wayne A. Palladino has been a Vice President and Chief Financial Officer of the Company since February 1991 and Senior Vice President of the Company since September 1996. From September 1989 until joining the Company, he served as the vice president -finance and chief financial officer of ESC Electronics Corp., an electronics manufacturer. From December 1985 until January 1991, he was a principal in Pennwood Capital Corporation, a private investment concern. From January 1984 through December 1985, Mr. Palladino was a senior associate in the business development unit of W.R. Grace & Co., Inc.

   Gregory E. Marsella, has served as Vice President, General Counsel and Secretary of the Company since July 1997. Prior to joining the Company, Mr. Marsella served as corporate counsel for Apria Healthcare Group, Inc. From June 1990 to June 1995, Mr. Marsella served as general counsel for Abbey Medical, Inc., a predecessor company of Apria Healthcare, Inc.

   Kevin M. Buhrman has been a Vice President of the Company since June 1992, at which time Mr. Buhrman became the principal officer in charge of Transworld Home HealthCare -- Nursing Division, Inc. ("TNI"), which is the Company's U.S. nursing and para-professional operation. From February 1990 to June 1992, Mr. Buhrman was executive vice president of TNI. From February 1988 to 1990, Mr. Buhrman was the corporate administrator of TNI's New Jersey offices. From 1970 through 1988, he managed the Respiratory Care Department of Riverview Medical Center in Red Bank, New Jersey.

   Lewis S. Ranieri has been a Director of the Company since May 1997. Since 1988 he has been the chairman of Bank United Corp. He was also the president, chief executive of Bank United Corp. and the chairman of Bank United, the subsidiary of Bank United Corp., from 1988 until July 15, 1996. Mr. Ranieri is also the chairman and president of Ranieri & Co., Inc., positions he has held since founding Ranieri & Co., Inc., in 1988. Mr. Ranieri is a founder of Hyperion Partners L.P. and of HPII. He is also chairman of Hyperion Capital Management, Inc., a registered investment advisor and The Hyperion Total Return Fund, Inc. He is director of the Hyperion 1999 Term Trust, Inc., The Hyperion 1997 Term Trust, Inc., The Hyperion 2002 Term Trust, Inc. and Hyperion 2005 Investment Grade Opportunity Trust, Inc. Mr. Ranieri is also chairman and president of various other indirect subsidiaries of Hyperion Partners L.P. and HPII. He is also chairman of the board and a director of American Marine Holdings, Inc. Mr. Ranieri is also a director of Delphi Financial Group, Inc. Mr. Ranieri is a former vice chairman of Salomon Brothers Inc. where he was employed from 1968 to 1987, and was one of the principal developers of the secondary mortgage market. He is a member of the National Association of Home Builders Mortgage Roundtable.

   Scott A. Shay has been a Director of the Company since January 1996 and served as Acting Chairman of the Board of the Company from September 1996 until January 1997. Mr. Shay has been a managing director of Ranieri & Co., Inc. since its formation in 1988. Mr. Shay is currently a director of Bank United Corp., Bank Hapoalim B.M., in Tel Aviv, Israel and Hyperion Capital Management, Inc., as well as an officer or director of other direct and indirect subsidiaries of Hyperion Partners L.P. and HPII. Mr. Shay is also a director of the general partner of Cardholder Management Services, L.P., one of the largest credit card servicers in the United States. Prior to joining Ranieri & Co., Inc., Mr. Shay was a director of Salomon Brothers Inc., where he was employed from 1980 to 1988.

   Michael G. Scorey has been a Director of the Company since January 1998. Since 1993, Mr. Scorey has been a director of Omnicare plc, a publicly listed home respiratory company in the United Kingdom, which was acquired by the Company in 1997. Mr. Scorey is currently a director of Partners Holdings plc, a publicly listed United Kingdom retailer and Onstream Group Limited, a privately held international oil services business. From 1988 until 1991 he was vice-chairman and, from 1991 until 1994, chairman of Waverly Cameron plc, a publicly listed United Kingdom stationary retailer and distributor. From 1983 to 1987, Mr. Scorey was also a director of Leisuretime International plc, a publicly listed tour and hotel operator in the United Kingdom. From 1981 until 1986, Mr. Scorey was a director of Aitken Hume International plc, a publicly listed banking, insurance and funds management business in the United Kingdom. In 1977, Mr. Scorey became a shareholder and director of Investment Intelligence Limited, the predecessor company of Aitken Hume International plc.

   The Company has nominated Jeffrey S. Peris and Mr. Peris has consented to serve as a director of the Company for a term of one year and until his respective successor is duly elected and qualified.

   Jeffrey S. Peris has been a management consultant to various Fortune 100 companies since May 1997. Effective April 27, 1998, Mr. Peris has agreed to become the vice president of business operations of Knoll Pharmaceutical (BASF Pharma), where he will be responsible for human resources and corporate communications. From 1972 until May 1997, Mr. Peris was employed by Merck & Co., Inc., where he served as the executive director of human resources from 1985 until May 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

   All directors of the Company are elected by the shareholders for a one-year term and hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are no family relationships among the directors and officers of the Company. All directors who are not employees of the Company are entitled to receive a fee of $10,000 per annum. In addition, all directors are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors. Officers are chosen by and serve at the discretion of the Board of Directors.

   Other than Timothy M. Aitken and Sarah L. Eames, none of the Company's executive officers have employment agreements or letters with the Company. See "Executive Compensation" and "Employment Agreements; Termination of Employment and Change-in-Control Arrangements."

   From May 1996 until January 1997, Robert W. Fine, the former President and Chief Operating Officer of the Company, also served as the Acting Chief Executive Officer. See "Certain Relationships and Related Transactions -- Transactions with Directors and Executive Officers."

   Pursuant to a shareholders' agreement, dated as of August 5, 1994, by and among the Company, Paribas Principal, Inc., an affiliate of Banque Paribas, the Company's former principal senior lender ("Paribas Principal") and Joseph
J. Raymond, a former Chief Executive Officer of the Company, upon the request of Paribas Principal, the Company and Mr. Raymond have agreed to use their best efforts to cause a representative of Paribas Principal to be elected to the Board of Directors. The Company has also entered into a registration rights agreement with Paribas Principal. Such registration rights agreement precludes the Company from granting further registration rights with respect to its Common Stock without the consent of Paribas Principal.

MEETINGS OF THE BOARD OF DIRECTORS

   The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board of Directors are informed about the Company's affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the Chairman and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board of Directors meetings, but also through personal meetings and other communications, including telephone contact with the Chairman of the Board and others regarding matters of interest and concern to the Company.

   During the Eleven Month Period, the Company's Board of Directors held eleven formal meetings and acted by unanimous written consent in lieu of a meeting, on seven separate occasions. During the Eleven Month Period, no director attended fewer than 75% of the Board meetings and any applicable committee meetings, except for Mr. Yoken who resigned from the Board of Directors on December 19, 1997, and who attended 73% of the Board meetings and any applicable committee meetings, Elliott H. Vernon who resigned from the Board of Directors on April 21, 1997, and Mr. Ranieri, who joined the Board of Directors on May 28, 1997, each of whom attended 60% of the Board meetings and any applicable committee meetings.

BOARD COMMITTEES

   The Company's Board of Directors has an Audit Committee and a Compensation Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

   Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for:
(i) reviewing the scope and results of the audit; (ii) reviewing the Company's financial condition and results of operations with management;
(iii) considering the adequacy of the internal accounting and control procedures of the Company; and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditor's independence. The Audit Committee currently consists of Messrs. Shay and Ranieri. The Company intends to reconstitute the Audit Committee following the Annual Meeting. The Audit Committee was also in session during each of the Company's eleven formal meetings of its Board of Directors during the Eleven Month Period.

   Compensation Committee. The Compensation Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation Committee currently consists of Messrs. Ranieri and Shay. The Company intends to reconstitute the Compensation Committee following the Annual Meeting. The Compensation Committee was also in session during each of the Company's eleven formal meetings of its Board of Directors during the Eleven Month Period.

EXECUTIVE COMPENSATION

   The following table summarizes all compensation earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus compensation exceeded $100,000 (collectively, the "Named Officers") for services rendered in all capacities to the Company for the Eleven Month Period and the two fiscal years ended October 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                      COMPENSATION AWARDS
                                                   ANNUAL            ---------------------
                                                COMPENSATION         RESTRICTED  SECURITIES
                                              ----------------         STOCK     UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   FISCAL YEAR     SALARY    BONUS         AWARDS      OPTIONS      COMPENSATION
 ---------------------------   -----------     ------    -----       ----------  ----------     ------------
Timothy M. Aitken(1)........  Eleven Month
 Chairman of the Board           Period       $138,461   $  --        $  --      $500,000(5)    $53,428(6)
 President and Chief              1996              --      --           --            --            --
 Executive Officer                1995              --      --           --            --            --
Robert W. Fine(2)...........  Eleven Month
 Former President and            Period       $194,615   $  --        $  --      $ 60,000       $    --
 Chief Operating Officer          1996         228,461      --           --            --            --
                                  1995         218,000      --           --        15,000            --
Wayne A. Palladino..........  Eleven Month
 Senior Vice President and       Period       $154,807   $  --        $  --      $ 45,000       $    --
 Chief Financial Officer          1996         181,731      --           --            --            --
                                  1995         174,134      --           --        15,000            --
H. Gene Berger(3)...........  Eleven Month
 Former Executive                Period       $167,596   $  --        $  --      $     --       $    --
 Vice President                   1996         181,731      --           --            --            --
                                  1995         175,293      --           --        15,000            --
Michael P. Garippa(4).......  Eleven Month
 Former Vice President           Period       $140,632   $  --        $  --      $     --       $    --
                                  1996         129,087    87,500         --        10,000            --
                                  1995         125,000    87,500         --            --            --

------------
(1) Mr. Aitken became Chief Executive Officer and Chairman of the Board of the Company effective January 1997 and President effective January 1998.
(2) Mr. Fine served as Acting Chief Executive Officer from May 1996 until January 1997. Mr. Fine resigned as President and Chief Operating Officer of the Company effective January 5, 1998.
(3) Mr. Berger resigned as an Executive Vice President of the Company effective October 31, 1997.
(4) Mr. Garippa resigned as a Vice President of the Company effective June 27, 1997.
(5) Such options were repriced on August 13, 1997. See "Repricing of Options -- Ten-Year Option Repricings."
(6)    Reflects reimbursement for certain travel expenses.

   The following table sets forth certain information regarding individual options granted during the Eleven Month Period to each of the Named Officers pursuant to the Company's 1992 Stock Option Plan. In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

                   OPTION GRANTS IN THE ELEVEN MONTH PERIOD

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                        PERCENTAGE OF                                  ASSUMED ANNUAL RATES OF
                          SECURITIES    TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO                                        OPTION TERM(5)
                            OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION  -----------------------------
          NAME              GRANTED      FISCAL YEAR      PER SHARE        DATE          5%              10%
------------------------  ----------    -------------  --------------   ----------  -----------     ----------
Timothy M.
 Aitken(1)(2)...........    500,000         56.0%           $7.25        1/15/07     $1,001,521     $2,213,099
Robert W. Fine(3).......     60,000          6.7             7.25        8/13/02        120,182        265,572
Wayne A. Palladino(4)  .     45,000          5.0             7.25        8/13/02         90,137        199,179

------------
(1) 233,333 shares are exercisable immediately, with 133,333 shares exercisable in two equal installments commencing January 15, 1999 and then on the next successive anniversary thereof subject to the terms of Mr. Aitken's employment agreement.
(2) Such options were repriced on August 13, 1997. See "Repricing of Options -- Ten-Year Option Repricings."
(3) On January 5, 1998, 40,000 of such options were terminated upon Mr. Fine's resignation. The remaining options may vest subject to the satisfaction of certain conditions set forth in Mr. Fine's consulting agreement.
(4) Exercisable in three equal installments commencing on August 13, 1998 and on the next two successive anniversaries thereof subject to the terms of the applicable option agreement.
(5) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

          AGGREGATE OPTION EXERCISES DURING THE ELEVEN MONTH PERIOD
               AND THE ELEVEN MONTH PERIOD -- END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                        SHARES                   AT THE ELEVEN MONTH        AT THE ELEVEN MONTH
                       ACQUIRED      VALUE            PERIOD-END               PERIOD-END(1)
        NAME         ON EXERCISE    REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
------------------  ------------- ----------  ------------------------- -------------------------
Timothy M. Aitken           --            --       100,000 / 400,000         $231,250 / $925,000
Robert W. Fine  ...     18,045      $107,278        110,000 / 65,000           535,125 / 147,188
Wayne A.
 Palladino.........    114,987       986,753              0 / 50,000                 0 / 112,500
H. Gene Berger.....         --            --              99,768 / 0                 536,344 / 0
Michael P.
 Garippa...........     36,667       204,837                   0 / 0                       0 / 0

------------
(1) Calculated on the basis of $9.5625 per share, the closing sale price of the Common Stock as reported on the NASDAQ National Market on September 30, 1997, minus the exercise price.

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   In January 1997, the Company entered into an employment agreement with Mr. Aitken, which initially expired in January 1998, subject to renewal for one-year terms absent notice of non-renewal from either party. Mr. Aitken's employment agreement has been renewed in accordance with its terms for an additional one-year period. The agreement provides for an annual base salary of $300,000. The agreement contains, among other things, customary confidentiality and termination provisions and provides that in the event of the termination of the executive following a "change of control" of the Company (as defined therein), Mr. Aitken will be entitled to receive a cash payment of up to 2.9 times his average annual base salary during the preceding five years.

   In connection with Ms. Eames' employment with the Company, the Company has agreed that if Ms. Eames' employment is terminated (other than for cause) while Ms. Eames resides in California, she will be entitled to a severance payment equal to one year's salary (currently $175,000 per year). If her employment is thereafter terminated (other than for cause), she will be entitled to one year's salary plus relocation expenses to California.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Board of Directors consisted of Messrs. Ranieri, Shay and Yoken from May 28, 1997 through the date of Mr. Yoken's resignation as a Director of the Company on December 19, 1997. From November 1, 1996 until May 28, 1997, the Compensation Committee consisted of Messrs. Shay and Yoken. Messrs. Ranieri and Shay, among others, control the general partner of HPII and the Fund, each of which are principal shareholders of the Company, which principal shareholders engaged in certain transactions with the Company described under the heading "Certain Relationships and Related Transactions -- Transactions with Principal Shareholders." See also "Directors and Officers of the Company -- Board Committees."

STOCK OPTION PLANS

   1992 Stock Option Plan. In July 1992, the Company's Board of Directors and shareholders approved the Company's 1992 Option Plan. The 1992 Option Plan provides for the grant of options to key employees, officers, directors and non-employee independent contractors of the Company. The 1992 Option Plan is administered by the Compensation Committee of the Board of Directors. The number of shares of Common Stock available for issuance thereunder is 3,000,000 shares. The Company proposes to amend the 1992 Option Plan to increase the number of shares available for issuance thereunder by one percent of the number of shares of Common Stock outstanding as of the first day of each fiscal year beginning in fiscal 1998 and ending in July 2002.

   Options granted under the 1992 Option Plan may be either incentive stock options ("Incentive Options"), which are intended to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Options ("Non-Qualified Options"). Under the 1992 Option Plan, the Compensation Committee may grant (i) Incentive Options at an exercise price per share which is not less than the fair market value of a share of Common Stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company) and (ii) Non-Qualified Options at an exercise price per share which is determined by the Compensation Committee (and which may be less than the fair market value of a share of Common Stock on the date on which such Non-Qualified Options are granted). The 1992 Option Plan further provides that the maximum period in which options may be exercised will be determined by the Compensation Committee, except that Incentive Options may not be exercised after the expiration of ten years from the date the Incentive Option was initially granted (and five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company). Under the 1992 Option Plan, if an optionee's employment is terminated, generally the unexercised Incentive Options must be exercised within three months after termination. However, if the termination is due to the optionee's death or permanent disability, the option must be exercised within one year of the termination of employment. If the optionee's employment is terminated for cause by the Company, or if the optionee voluntarily terminates his employment generally, his options will expire as of the termination date. Any option granted under the 1992 Option Plan will be nontransferable, except by will or by the laws of descent and distribution, and generally may be exercised upon payment of the option price in cash or by delivery of shares of Common Stock with a fair market value equal to the option price.

   Shares delivered under the 1992 Option Plan will be available from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company. Shares of Common Stock that are subject to options under the 1992 Option Plan which have terminated or expired unexercised will return to the pool of shares available for issuance under the 1992 Option Plan.

   On August 13, 1997, the Company granted options to purchase shares of Common Stock at $7.25 per share under the 1992 Option Plan as follows: (i) 60,000 to Mr. Fine (of which 40,000 options were terminated on January 5,
1998); (ii) 60,000 to Ms. Eames; (iii) 45,000 to Mr. Palladino; (iv) 48,000
to Mr. Marsella; and (v) 6,000 to Mr. Buhrman. See "Executive Compensation --Option Grants in the Eleven Month Period" and "Compensation Committee Report."

   Effective January 15, 1997, the Company granted Mr. Aitken options under the 1992 Option Plan to purchase 500,000 shares of Common Stock at an exercise price of $11.375 per share. Such options were repriced on August 13, 1997 to an exercise price of $7.25 per share.

   1997 Non-Employee Director Plan. In May 1997, the Company adopted the Company's 1997 Option Plan for Non-Employee Directors (the "Director Plan") pursuant to which 100,000 shares of Common Stock of the Company were reserved for issuance upon the exercise of options granted to non-employee directors of the Company. The purpose of the Director Plan is to encourage ownership of Common Stock by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. The Director Plan is administered by the Board of Directors. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company are eligible to participate in the Director Plan. The term of the Director Plan is ten years from the date of approval by the stockholders; however, options outstanding on the expiration of the term shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. The Board of Directors may suspend, terminate, revise or amend the Director Plan, subject to certain limitations.

   Under the Director Plan, the Board of Directors may from time to time in its discretion determine which of the eligible directors should receive options, the number of shares subject to such options and the dates on which such options are to be granted. Each such option is immediately exercisable for a period of ten years from the date of grant generally, but may not be exercised more than 90 days after the date an optionee ceases to serve as a director of the Company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution, or as required by law.

   Common Stock may be purchased from the Company upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option or any combination of the above, subject to the discretion of the Board of Directors.

INDEMNIFICATION

   As permitted under the Business Corporation Law of the State of New York, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of a fiduciary duty owed to the Company or its shareholders. By its terms and in accordance with the law of the State of New York, however, this provision does not eliminate or otherwise limit the liability of a director of the Company for any breach of duty based upon (i) an act or omission (A) resulting from acts committed in bad faith or involving intentional misconduct or involving a knowing violation of law or (B) from which the director personally derived a financial benefit to which he was not legally entitled, or (ii) an improper declaration of dividends or purchases of the Company's securities.

   The Company's Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by New York law. The Company also has entered into indemnification agreements with each of its directors and officers.

EXECUTIVE BONUS PLAN

   The Company has adopted a performance-based bonus plan pursuant to which it may grant bonuses to each of the Company's executive officers and certain other employees of the Company as may be designated by the Board of Directors. Under the bonus plan, participants may receive a bonus of up to 50% of their base salary. The grant of any bonus is within the sole discretion of the Compensation Committee and such bonuses may be paid, in whole or in part, in cash or in shares of Common Stock.

COMPENSATION COMMITTEE REPORT

   Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Company has developed a compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results.

   Each year the Compensation Committee conducts a review of the Company's executive compensation program. This review includes comparing the Company's executive compensation, corporate performance, stock price appreciation and total return to shareholders to a peer group of public corporations that represent the Company's most direct competitors for executive talent. The peer groups used for compensation analysis generally are not the same as the peer group index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. The annual compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies.

   The Compensation Committee determines the compensation of the Named Officers and sets the policies for and reviews the compensation awarded to other executive officers of the Company.

   The key elements of the Company's executive compensation program consist of base salary, annual bonus, and stock options. The Compensation Committee's policies with respect to each of these elements are discussed below. Although the elements of compensation described below are considered separately, the Compensation Committee generally takes into account the full compensation package afforded to the executive.

   Base Salaries. The base salary for an executive officer is initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

   Annual salary adjustments are exclusive of those which have been determined pursuant to employment agreements, if any, and are determined by
(i) evaluating the performance of the Company and (ii) the performance of each executive, including any new responsibilities assumed by such person. In the case of executive officers with responsibility for a particular business division, such division's financial results also are considered. In evaluating the performance of the Company, the Compensation Committee, where appropriate, also considers non-financial indicia, including, but not limited to, increased market share, efficiency gains, improvements in quality and improvements in relations with customers, suppliers and employees.

   The base salary for fiscal 1997 (pro rated accordingly) and for fiscal 1998 for Mr. Aitken, the Chairman, President and Chief Executive Officer of the Company were established pursuant to the terms of his employment agreement with the Company entered into in January 1997.

   Annual Bonuses. The Company's executive officers are eligible for an annual bonus pursuant to a bonus program instituted in October 1994 which provides for bonuses of up to 50% of their base salary. During the Eleven Month Period, the Company did not exceed its pre-tax income goals. Based on these results, no bonuses were awarded to executive officers. See "Executive Bonus Plan."

   Stock Options. Under the 1992 Option Plan, stock options may be granted to, among others, the Company's directors, executive officers and employees. The Compensation Committee sets guidelines for the size of stock option awards based on similar factors as are used to determine base salaries and annual bonuses. In the event of poor corporate performance, the Compensation Committee can elect not to award any stock options.

   Stock options are designed to align the interests of the Company's directors, executives and employees with those of its shareholders. Stock options are granted with an exercise price and vesting schedule designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

   During the Eleven Month Period, in connection with his initial employment with the Company, Timothy M. Aitken, the Chairman, President and Chief Executive Officer of the Company, received options to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $11.375 per share (which options were repriced to $7.25 per share in August 1997) with 100,000 shares vesting at the date of grant, and the balance vesting on the first, second and third anniversaries of the date of grant.

   During the Eleven Month Period, the Company granted the following options to purchase the indicated number of shares of Common Stock to the following persons, all of which are exercisable at a price of $7.25 per share and vesting over the periods indicated: (i) 60,000 to Mr. Fine, the former President and Chief Operating Officer, of which 40,000 options were terminated on January 5, 1998 and 20,000 of such options may vest subject to the satisfaction of certain conditions set forth in Mr. Fine's consulting agreement; (ii) 60,000 to Ms. Eames, the Executive Vice President, Business Development and Marketing, vesting 20,000 on the date of grant, with the balance vesting in equal installments on the next three succeeding anniversaries of the date of grant; (iii) 45,000 to Mr. Palladino, the Senior Vice President and Chief Financial Officer, vesting in three equal installments commencing on the first anniversary of the date of grant; (iv) 48,000 to Mr. Marsella, the Vice President, General Counsel and Secretary, vesting 16,000 on the date of grant, with the balance vesting in equal installments on the next three succeeding anniversaries of the date of grant; and (v) 6,000 to Mr. Buhrman, a Vice President and the principal officer in charge of TNI, vesting in three equal installments commencing on the first anniversary of the date of grant. No other stock options were awarded by the Compensation Committee to the Company's executive officers during the Eleven Month Period.

   The Compensation Committee believes that significant equity interests in the Company held by the Company's management align the interests of shareholders and management.

   Conclusion. As is indicated by the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue its practice of linking executive compensation to corporate performance and shareholders' returns, recognizing that the cyclical nature of the Company's business may, from time to time, result in a temporary imbalance over a particular period.

                                        The Compensation Committee:

                                           Scott A. Shay
                                           Lewis S. Ranieri

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

   In August 1997, the Compensation Committee considered the options held by Mr. Aitken and the fact that a broad decline in the price of the Common Stock of the Company had resulted in Mr. Aitken's options having an exercise price well above the recent historical trading prices of the Common Stock. The Compensation Committee was advised by management that management believed that the Company's total compensation package for Mr. Aitken, which included substantial options with exercise prices well above the then current trading price, no longer provided an effective incentive.

   The Compensation Committee believed that it would be important to provide meaningful equity incentives to Mr. Aitken to improve the Company's performance and the value of the Company for its stockholders. Considering these factors, the Compensation Committee determined it to be in the best interests of the Company and its stockholders to reprice Mr. Aitken's outstanding stock options under the 1992 Option Plan to exercise prices equal to then current market value, thus restoring the incentives for Mr. Aitken to exert his maximum efforts on behalf of the Company.

   Accordingly, in August 1997, the Compensation Committee approved a repricing of Mr. Aitken's options to $7.25, the fair market value of the Company's Common Stock on the day of the repricing. See also "Repricing of Options -- Ten-Year Option Repricings" table for further information concerning such repricing.

                                        The Compensation Committee:

                                           Scott A. Shay
                                           Lewis S. Ranieri

REPRICING OF OPTIONS

   The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 7, 1992, the date of the Company's initial public offering.

                          TEN-YEAR OPTION REPRICINGS

                                             NUMBER OF                                                 LENGTH OF
                                            SECURITIES    MARKET PRICE      EXERCISE                ORIGINAL OPTION
                                            UNDERLYING     OF STOCK AT      PRICE AT                TERM REMAINING
                                              OPTIONS        TIME OF        TIME OF         NEW       AT DATE OF
NAME AND                       REPRICING    REPRICED OR   REPRICING OR    REPRICING OR   EXERCISE    REPRICING OR
POSITION                          DATE        AMENDED       AMENDMENT      AMENDMENT       PRICE       AMENDMENT
----------------------------  -----------   -----------   -------------   -------------  ---------- ---------------
Timothy M. Aitken, Chairman,
 President and Chief
 Executive Officer...........   8/13/97       500,00          $7.25         $11.375        $7.25       113 months

COMPARATIVE PERFORMANCE OF THE COMPANY

   The Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. Such chart compares the Common Stock with (i) the NASDAQ National Market Index (the "NASDAQ/NMS Index"), and (ii) a group of public companies, each of which may be regarded as an alternate site healthcare provider (the "Index of Alternate Site Healthcare Providers"), and assumes an investment of $100 on December 7, 1992 in each of the Common Stock, the securities comprising the NASDAQ/NMS Index and the securities comprising the Index of Alternate Site Healthcare Providers.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                          TRANSWORLD HEALTHCARE, INC.

Prepared by the Center for Research in Security Prices
Produced on 03/26/98 including data to 09/30/97

 #############################################################################

                                GRAPHIC OMITTED
                               represented below

 #############################################################################

                                     LEGEND

SYMBOL              CRSP TOTAL RETURNS INDEX FOR:     12/07/92   10/29/93    10/31/94   10/31/95    10/31/96    09/30/97
------            ---------------------------------- ----------  ---------- ----------  ---------- ----------  ----------
_____ [square]    Transworld Healthcare, Inc.           100.0       108.0      228.1       260.3      268.3       245.8
 ..__.    *        Nasdaq Stock Market (US Companies)    100.0       116.8      117.5       158.2      186.8       259.3
-----[triangle]   Nasdaq Health Services Stocks         100.0       101.5      128.9       132.7      152.7       177.3
                  SIC 800-8099 US & Foreign

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/07/92.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Transactions with Principal Shareholders. Under a unit purchase agreement dated November 20, 1995, as amended (the "HPII Purchase Agreement") pursuant to which HPII acquired its initial equity interest in the Company, until July 31, 2001, HPII has the right to designate to the Board of Directors of the Company the greater of three Directors and 40% of the number of Directors constituting the entire Board of Directors. Messrs. Ranieri and Shay are the HPII designees presently serving on the Board of Directors.

   The HPII Purchase Agreement also provides that for a period of five (5) years commencing on May 30, 1996, all shares of Common Stock held by HPII will be voted by HPII on any matter submitted to the shareholders in the same proportion as the votes cast by the other holders of Common Stock. Notwithstanding the foregoing, HPII retains its right to vote its shares of Common Stock in any manner it chooses with respect to the following specified matters: (i) the election to the Board of Directors of HPII's designees; (ii) amendments to the Company's By-Laws or Certificate of Incorporation; (iii) mergers and the sale, lease or exchange of the Company's assets; (iv) the authorization or issuance of Company securities; (v) a reclassification of securities or reorganization of the Company; (vi) the liquidation or dissolution of the Company; and (vii) any affiliated party transaction. The HPII Purchase Agreement provides that the requirement that HPII votes its shares in proportion with all other shareholders shall terminate under the circumstances specified therein.

   In connection with the transactions with Health Management, Inc. ("HMI"), HPII purchased from creditors of HMI certain trade payables owing by HMI (the "HMI Payables") aggregating $18,329,884 at various discounts. These became payables of the Company on October 1, 1997, when HMI merged into the Company. On March 26, 1997, the Company entered into a stock purchase agreement, as amended effective August 14, 1997, (the "Payable Stock Purchase Agreement") pursuant to which HPII and the Company agreed, subject to the conditions stated in the Payable Stock Purchase Agreement, that the Company would issue such number of shares of Common Stock (the "Payable Shares") equal to the Agreed Value (as defined herein) divided by the Agreed Price (as defined herein) in consideration of the assignment by HPII to the Company of the HMI Payables. For the purposes of the Payable Stock Purchase Agreement, (A) "Agreed Value" means the sum of the following amounts: (i) $4,000,000, plus
(ii) 10% of the first $20,000,000 of Net Recovery, plus (iii) 30% of the next $10,000,000 of Net Recovery, plus (iv) 50% of any amount of Net Recovery in excess of $30,000,000; (B) "Net Recovery" means the amount realized or recovered by the Company on or after September 1, 1997 on or in respect of
(i) any indebtedness owed by HMI and/or its subsidiaries to the Company; (ii) any investment made by the Company in HMI and/or its subsidiaries; and (iii) the HMI Payables (including, without limitation, by reason of any claims against third parties relating to the purchase of any of the foregoing), net of (x) the merger consideration paid by the Company to acquire HMI and (y) all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such realization or recovery. Net Recovery does not include any tax benefit to the Company from the net loss on its equity and debt investments in HMI; and (C) "Agreed Price" means the lesser of $7 5/8 and the closing price of the Common Stock of the Company on the last trading day prior to the closing of the Payable Stock Purchase Agreement. The Company's shareholders approved the transactions contemplated by the Payable Stock Purchase Agreement on March 17, 1998, and the consummation of the transactions contemplated therein is subject to satisfaction of the remaining conditions to closing. The shares of Common Stock issued pursuant to this agreement are also covered by the Registration Agreement (as defined herein). On April 13, 1998, a shareholder derivative action was filed in the Supreme Court of the State of New York, County of New York, entitled Mak, derivatively and on behalf of Transworld Healthcare, Inc. v. Aitkin, Shay, Ranieri, Palladino and Hyperion Partners II L.P. and Transworld Healthcare, Inc. alleging, among other things, that certain of the defendants acted against the best interests of the Company and its minority stockholders in connection with the purchase by the Company of the HMI Payables from HPII (the "Action"). The complaint in the Action seeks, among other things, damages, as well as a preliminary and permanent injunction of the consummation of the Payable Stock Purchase Agreement.

   On January 8, 1997, the Company entered into a stock purchase agreement with HPII, pursuant to which HPII agreed, subject to the conditions stated therein, to purchase 898,877 shares of Common Stock at a purchase price of $11.125 per share for an aggregate purchase price of $10,000,000 (the "Additional Shares"). The closing of the sale of the Additional Shares occurred on April 21, 1997. The Additional Shares are covered by the Company's existing registration rights agreement with HPII (the "Registration Agreement"). The Company will bear all expenses, other than underwriting discounts and commissions, in connection with any such registration.

   Effective March 26, 1997, the Company entered into a stock purchase agreement with the Fund, an affiliate of HPII, pursuant to which the purchaser agreed, subject to the conditions stated therein, to purchase 4,116,456 shares of the Company's Common Stock (the "March Shares") at a purchase price of $9.875 per share for an aggregate purchase price of $40,650,000. The closing of the sale of the March Shares occurred on April 21, 1997. At the closing, the Company and the Fund entered into a registration rights agreement containing substantially the same terms and conditions as those contained in the existing Registration Agreement with HPII.

   Transactions with Directors and Executive Officers. On December 14, 1992, Mr. Fine and a former principal shareholder of the Company, each sold 6,666 shares of Common Stock at a price of $5.00 per share to each of Messrs. Palladino and Buhrman, respectively. On such date, the Company loaned Messrs. Palladino and Buhrman the funds necessary to consummate such purchases. These loans bear interest at the prime rate of the Company's principal lender plus 1% per annum, are secured by a pledge of the purchased stock, but are otherwise non-recourse to such purchasers. With respect to Mr. Buhrman, interest only is payable on these loans, until April 30, 1998, when the entire principal balance and all accrued interest shall be due and payable. On April 9, 1998, Mr. Palladino entered into an agreement with the Company, pursuant to which, on such date, one-third of the debt owed to the Company by Mr. Palladino was forgiven, and provided that Mr. Palladino remains employed by the Company, the remaining balance will be forgiven, one-third on January 1, 1999 and one-third on September 30, 1999. In addition, the Company agreed to remit to Mr. Palladino an amount equal to thirty percent of the amount forgiven, on each such date, as reimbursement for any tax liability incurred as a result of such agreement.

   Certain directors and executive officers of the Company have been granted options to purchase shares of Common Stock under the Company's stock option plans. See "Executive Compensation" and "Stock Option Plans."

   During the Eleven Month Period, the Company paid to an affiliate of Mr. Aitken, the sum of $96,000 for consulting services rendered in connection with potential financing opportunities.

   Effective June 24, 1997, the Company acquired Omnicare plc ("Omnicare") for $2.79 for each issued and to be issued share of Omnicare. Mr. Aitken, Chairman, President and Chief Executive Officer of the Company, is the Non Executive Chairman of Omnicare and held options to acquire 75,000 and 25,000 ordinary shares of Omnicare at $1.30 and $2.19 per ordinary share, respectively. Mr. Aitken did not participate in any actions by the Board of Directors with respect to Omnicare.

   In connection with the resignation of Robert W. Fine as President and Chief Operating Officer of the Company, the Company entered into a six-month consulting agreement with Mr. Fine whereby Mr. Fine will provide certain consulting services to the Company. For such services, Mr. Fine will receive base compensation of $20,000 per month, plus potential bonus compensation as described in the consulting agreement.

                   PROPOSAL II: RATIFICATION AND APPROVAL OF
                    AMENDMENT TO THE 1992 STOCK OPTION PLAN

   The Board of Directors proposes that the 1992 Option Plan be amended to increase the aggregate number of shares subject to issuance under such plan by one percent of the number of shares of Common Stock outstanding as of the first day of each fiscal year beginning in fiscal 1998 and ending in July 2002.

THE 1992 OPTION PLAN

   The purpose of the 1992 Option Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish an additional incentive to those persons responsible for the successful management of the Company, and thereby to enhance shareholder value.

   The 1992 Option Plan was originally adopted by the Board of Directors in July 1992 and was submitted to and approved by shareholders at the Company's 1992 annual meeting of shareholders. Amendments to the 1992 Option Plan were submitted to and approved by shareholders in April 1994, April 1996 and May 1997, respectively. For a description of the principle features of the 1992 Option Plan, see "Stock Option Plans."

   The Board of Directors has retained the right to amend or terminate the 1992 Option Plan as it deems advisable. However, no amendment shall be made to increase the number of shares of Common Stock which may be issued under the 1992 Option Plan, change the class of employees eligible to receive grants under the 1992 Option Plan or materially increase the benefits which may accrue to participants under the 1992 Option Plan without submitting such amendments to the Company's shareholders for approval. In addition, no amendments to, or termination of, the 1992 Option Plan can impair the rights of any individual pursuant to options previously granted to such individual without that individual's consent. The 1992 Option Plan shall terminate in July 2002. Any option outstanding under the 1992 Option Plan at the time of the 1992 Option Plan's termination shall remain outstanding until the option expires by its terms.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary outlines certain federal income tax consequences of the 1992 Option Plan to the Company and participants under present law.

INCENTIVE OPTIONS

   A participant will not recognize income for federal income tax purposes upon the grant of an Incentive Option. A participant also will not be taxed on the exercise of an Incentive Option, provided that the Common Stock acquired upon exercise of the Incentive Option is not sold by the participant within two years after the Option was granted and one year after the Option is exercised (the "required holding period").

   However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of the Incentive Option and the fair market value of the Common Stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The participant is required to include such amount in AMT income in such year and to compute the tax basis of the shares so acquired in the same manner as if a Non-Qualified Option had been exercised, including the availability of a Code Section 83 election (discussed below). Whether a participant will be liable for AMT in the year the Incentive Option is exercised will depend on the participant's particular tax circumstances. AMT paid in such year will be allowed as a credit to the extent regular tax exceeds AMT in subsequent years.

   On a sale, after the required holding period, of Common Stock that was acquired by exercising an Incentive Option, the difference between the participant's tax basis in the Common Stock and the amount received in the sale is taxed as capital gain or loss. If the Common Stock was held by a holder who is an individual for more than 18 months, such gain would be subject to federal income tax at a maximum rate of 20%. If the Common Stock was held by such holder for 18 months or less, but more than one year, the gain would be subject to federal income tax at a maximum rate of 28%.

   If Common Stock acquired upon the exercise of an Incentive Option is disposed of by the participant during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the amount realized on such disposition (up to the fair market value of the Common Stock on the exercise date) over (ii) the exercise price, will be taxed to the participant as ordinary income. If a participant pays the exercise price of an Incentive Option by delivering Common Stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period of such Common Stock, the participant is treated as making a disqualified disposition of the Common Stock so delivered.

   The Code puts a $100,000 limit on the value of stock subject to Incentive Options that first become exercisable in any one year, based on the fair market value of the underlying Common Stock on the date of grant. To the extent Options exceed this limit, they are taxed as Non-Qualified Options.

NON-QUALIFIED OPTIONS

   A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the Option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares.

   However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act -as so defined, an "Insider"), (ii) does not make a Code Section 83 election and
(iii) receives shares upon the exercise of a Non-Qualified Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or
(b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Option is granted, in the case of an "in-the-money" Option). If the participant makes a Code Section 83 election, income is not deferred. Rather, income is recognized on the date of exercise of the Non-Qualified Option in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. A Code Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an Option is exercised.

   A participant's tax basis in shares received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Code
Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

   If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. The exercise of the Non-Qualified Option is taxed however, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

   If a participant receives shares upon the exercise of a Non-Qualified Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition) and will be subject to federal income tax at a maximum rate of (i) 20%, if the shares were held for more than 18 months; (ii) 28% if the shares were held for more than one year but less than 18 months; and (iii) 39.6% if the shares were held for one year or less.

DEDUCTION BY THE COMPANY

   The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition, provided that such amount constitutes an ordinary and necessary business expense of the Company, is reasonable in amount and is not disallowed by Section 162(m) of the Code.

   The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the Company satisfies any tax reporting obligation that it has with respect to such income.

REQUIRED AFFIRMATIVE VOTE

   Approval of the amendment to the 1992 Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR approval of the amendment to the 1992 Option Plan as set forth in this Proposal II.

               PROPOSAL III: RATIFICATION OF INDEPENDENT AUDITORS

   Coopers & Lybrand L.L.P. currently serves as the Company's independent accountants. They have served in that capacity since 1992 and prior to that, served as the independent accountants of the Company's nursing subsidiary, commencing in 1990. During the Eleven Month Period, Coopers & Lybrand L.L.P. audited the accounts of the Company and its subsidiaries and also provided other audit and accounting services to the Company in connection with Commission filings.

   Upon recommendation of the Audit Committee of the Board of Directors, the Board has appointed Coopers & Lybrand L.L.P. as the independent accountants for the fiscal year ending September 30, 1998. The shareholders are being asked to ratify this action of the Board. The ratification requires a majority vote of those shares of Common Stock represented at the Annual Meeting. In the event the ratification is not approved, the Board of Directors will reconsider its selection.

   Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders which they deem appropriate.

REQUIRED AFFIRMATIVE VOTE

   Approval of the ratification of Coopers & Lybrand L.L.P., as independent accountants of the Company for the fiscal year ending September 30, 1998 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR Proposal III.

                           1998 SHAREHOLDER PROPOSALS

   In order for shareholder proposals for the 1998 Annual Meeting of Shareholders to be eligible for inclusion in the Company's 1998 Proxy Statement, they must be received by the Company at its principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn: Secretary), prior to October 1, 1998. The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's 1998 Proxy Statement for the Annual Meeting.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

   Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its shareholders in connection with the Annual Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                             ADDITIONAL INFORMATION

   The Company will make available to any shareholder, without charge, and upon a written request therefor, additional copies of the Company's Transition Report on Form 10-K for the eleven month period ended September 30, 1997. Any such request should be directed to Transworld Healthcare, Inc.,
Attention: Wayne A. Palladino at the following address: 555 Madison Avenue, New York, New York 10022.

                                        /s/  GREGORY E. MARSELLA

                                         Gregory E. Marsella
                                              Secretary

April 20, 1998

                                     PROXY

                          TRANSWORLD HEALTHCARE, INC.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Wayne A. Palladino and Gregory E. Marsella (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of TRANSWORLD HEALTHCARE, INC., a New York corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 51 Terminal Avenue, Clark, New Jersey 07066, on May 14, 1998 at 10:00 a.m., local time, and at any and all adjournments thereof as follows:

             (Continued and to be dated and signed on reverse side)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


                          FOR ALL NOMINEES LISTED       WITHOUT AUTHORITY TO
                          HEREIN (EXCEPT AS MARKED     VOTE FOR ALL NOMINEES
                           TO THE CONTRARY BELOW)           LISTED HEREIN

I. ELECTION OF DIRECTORS           [   ]                        [   ]


NOMINEES: Timothy M. Aitken, Lewis S. Ranieri, Scott A. Shay, Michael G. Scorey and Jeffrey S. Peris.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)


---------------------------------------


PROPOSAL II:                                          FOR    AGAINST  ABSTAIN
Proposal to ratify and approve an amendment to       [   ]    [   ]    [   ]
the Company's 1992 Stock Option Plan, as described more fully in the Company's Proxy
Statement dated April 17, 1998.

PROPOSAL III:
Proposal to ratify the Board of Directors'           [   ]    [   ]    [   ]
recommendation of Coopers & Lybrand L.L.P., certified public accountants, as independent auditors of the Company for the fiscal year ending September 30, 1998.

PROPOSAL IV:
In their discretion, such other business as may      [   ]    [   ]    [   ]
properly come before the Annual Meeting and any and all adjournments thereof.

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM I AND FOR THE PROPOSALS IN ITEMS II AND III.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 14, 1998, the Proxy Statement of the Company, each dated April 17, 1998, and the Company's Transition Report on Form 10-K for the eleven month period ended September 30, 1997, each of which has been enclosed herewith.

   The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

Dated
      --------------------------


--------------------------------
             Signature



--------------------------------
   Signature, if held jointly



--------------------------------
      Title (if applicable)

Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.